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                                                                  EXHIBIT 23.3.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees of
Cabot Industrial Trust:

We consent to incorporation by reference herein of our report dated March 29, 1999, with respect to the combined statement of revenue and certain expenses of the Stayton Drive and Corridor Properties for the year ended December 31, 1998, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in Amendment No. 2 to this registration statement on Form S-3 of Cabot Industrial Trust and Cabot Industrial Properties, L.P.

KPMG LLP

Los Angeles, California
April 6, 1999